ASSET PURCHASE AGREEMENT

Dated as of April 30, 2013

Between

WEBXU, INC.,

And

BARNONE, INC.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement dated as of April 30, 2013 (as amended or otherwise modified, the “Agreement”) is between Webxu, Inc., a Delaware corporation (the “Buyer”) and Bar None, Inc., a Delaware corporation (the “Company” or the “Seller”).

recitals

WHEREAS, the Company owns all of the assets required to conduct the Business (as defined below); and

WHEREAS, the Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, all of the Acquired Assets upon the terms and subject to the conditions set forth in this Agreement.

agreement

NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Buyer and the Seller hereby agree as follows:

1.       DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

As used herein, the following terms will have the following meanings:

“1933 Act” means the Securities Act of 1933.

“Action” means any claim, action, cause of action, suit (whether in contract or tort or otherwise) or audit, litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, opposition, interference, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

“Additional Consideration” shall have the meaning set forth in Section 2.6.

“Affiliate” means with respect to any specified Person at any time (a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (b) each Person who is at such time an officer or director of, or direct or indirect beneficial holder of at least 20% of any class of the equity interests of, such specified Person, (c) each Person that is managed by a common group of executive officers and/or directors as such specified Person, (d) the members of the immediate family (i) of each officer, director or holder described in clause (b) and (ii) if such specified Person is an individual, of such specified Person and (e) each Person of which such specified Person or an Affiliate (as defined in clauses (a) through (d)) thereof will, directly or indirectly, beneficially own at least 20% of any class of equity interests at such time.

“Ancillary Agreements” means any employment, consulting, partnership or other related agreements.

“Assets” means the Company’s properties, rights and assets, whether real or personal and whether tangible or intangible, including all assets reflected in the Most Recent Balance Sheet or acquired after the Most Recent Balance Sheet Date (except for such assets which have been sold or otherwise disposed of since the Most Recent Balance Sheet Date in the Ordinary Course of Business).

“Business” means the businesses conducted or planned to be conducted by the Company using the Acquired Assets.

“Business Day” means any weekday other than a weekday on which banks in New York, New York are authorized or required to be closed.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company Intellectual Property Rights” means all Intellectual Property Rights owned by the Company or used by the Company in connection with the Business, including all Intellectual Property rights in and to Company Technology.

“Company Technology” means any and all Technology used in connection with the Business.

“Compensation” means, with respect to any Person, all salaries, commissions, compensation, remuneration, bonuses or benefits of any kind or character whatever (including issuances or grants of equity interests), required to be made or that have been made directly or indirectly by a Company to such Person or Affiliates of such Person.

“Confidential Information” means any and all information of the Company and its Affiliates, the Buyer and its Affiliates, and their respective business practices, that is not generally available to the public, and also includes the Persons that are current, former or prospective suppliers or customers of the Company or any of its Affiliates (and the special needs of such current, former and prospective customers and suppliers), as well as development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, including, without limitation, plans regarding planned and potential sales, financial and business plans, employee lists and telephone numbers, locations of sales representatives, new and existing programs and services, prices and terms, customer service, integration processes, requirements and costs of providing service, support and equipment.

“Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement, including (a) the sale and purchase of the Acquired Assets and (b) the execution, delivery and performance of the Ancillary Agreements.

“Debt” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person (a) for borrowed money (including overdraft facilities), (b) evidenced by notes, bonds, debentures or similar contractual obligations, (c) for the deferred purchase price of equipment (including all equipment loans), property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business, but including any deferred purchase price Liabilities, earn outs, contingency payments, installment payments, seller notes, promissory notes, or similar Liabilities, in each case, related to past acquisitions by the Acquired Companies and, for the avoidance of doubt, in each case, whether or not contingent), (d) under capital leases (in accordance with GAAP), (e) in respect of letters of credit and bankers’ acceptances (in each case whether or not drawn, contingent or otherwise), (f) in respect of deferred compensation for services, (g) in respect of severance, change of control payments, stay bonuses, retention bonuses, success bonuses, and other bonuses and similar Liabilities payable in connection with the transactions contemplated hereby, (h) for contractual obligations relating to interest rate protection, swap agreements and collar agreements and (i) in the nature of guarantees of the obligations described in clauses (a) through (h) above of any other Person.

“Employee Plan” means any plan, program, agreement, policy or arrangement, whether or not reduced to writing, and whether covering a single individual or a group of individuals, that is (a) a welfare plan within the meaning of Section 3(1) of ERISA, (b) a pension benefit plan within the meaning of Section 3(2) of ERISA, (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or (d) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe-benefit plan, program or arrangement.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Laws” means any Legal Requirement relating to (a) releases or threatened releases of Hazardous Substances, (b) pollution or protection of public health or the environment or worker safety or health or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“ERISA” means the federal Employee Retirement Income Security Act of 1974.

“Facilities” means any buildings, plants, improvements or structures located on the Real Property.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

“Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

“Indemnity Claim” means a claim for indemnity under Section 7.1 or 7.2, as the case may be.

“Indemnified Party” means, with respect to any Indemnity Claim, the party asserting such claim under the Indemnity Section of this Agreement, as the case may be.

“Indemnifying Party” means, with respect to any Indemnity Claims, the Buyer Indemnified Person or the Seller Indemnified Person under the Indemnity Section of this Agreement, as the case may be, against whom such claim is asserted.

“Intellectual Property Rights” means the entire right, title, and interest in and to all proprietary rights of every kind and nature however denominated, throughout the world, including but not limited to (a) patents, copyrights, mask work rights, confidential information, trade secrets, database rights, and all other proprietary rights in Technology; (b) trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill and activities associated therewith; (c) domain names, rights of privacy and publicity, and moral rights; (d) any and all registrations, applications, recordings, licenses, common-law rights, and contractual rights relating to any of the foregoing; and (e) all Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“Legal Requirement” means any United States federal, state or local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

“Material Adverse Effect” means any event, change, circumstance, effect or state of facts that, when considered individually or in the aggregate, is, or is likely to be, materially adverse to the business, financial condition, or results of operations of the Company, taken as a whole.

“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business which is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital) which is taken in the ordinary course of the normal day-to-day operations of such Person.

“Permits” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority or any other Person to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permitted Encumbrance” means (a) statutory liens for current Taxes, special assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business which liens have not had and are not reasonably likely to have a Material Adverse Effect and (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over any Real Property which are not violated in any material respect by the current use and operation of the Real Property.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“Representative” means, with respect to any Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Seller Transaction Expenses” means the fees and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) of any Seller incurred in connection with the negotiation and the consummation of the Contemplated Transactions.

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person will, at the time, directly or indirectly through one or more Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests or (c) be a general partner, managing member or joint venturer.

“Tax” or “Taxes” means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor, by contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology” means all inventions, works, discoveries, innovations, know-how, information (including, without limitation, ideas, research and development, formulas, algorithms, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, graphics, illustrations, artwork, documentation and manuals), databases, computer software, firmware, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical, and mechanical equipment, and all other forms of technology, including improvements, modifications, works in process, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, mask work right, trade secret law, or otherwise, and all documents and other materials recording any of the foregoing.

“Treasury Regulations” means the regulations promulgated under the Code.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988 and similar state and local rules, statutes and ordinances.

Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively and (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement. Whenever this Agreement indicates that the Company has “made available” any document to the Buyer, such statement shall be deemed to be a statement that such document was delivered to the Buyer.

2.     PURCHASE AND SALE OF ASSETS.

2.1. Purchase and Sale of Assets. The Seller agrees to sell, assign, transfer, convey and deliver to the Buyer, and the Buyer agrees to purchase from the Seller at the Closing, subject to the exclusions contained in Section 2.2 and subject to the other terms and conditions contained herein, all of Seller’s right, title and interest in and to all of the Assets, properties and rights of the Business described in the attached Disclosure Schedule (collectively, the “Acquired Assets”) free and clear of any Encumbrances (except Permitted Encumbrances) including without limitation:

(a) all assets of the Seller (including assets that are acquired after the date hereof) which are used in the conduct of the Business, including without limitation all such assets as constitute tangible personal property (such as machinery, equipment, control systems, inventories, raw materials, supplies, manufactured and purchased parts, works in progress, finished goods, computer and office equipment and furniture) used in connection with the Business;

(b) all Permits which are held by the Seller and required for the conduct of the Business or for the ownership of the Acquired Assets and any pending applications relating to any of the foregoing;

(c) all Intellectual Property used in connection with the conduct of the Business, goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringement thereof and rights to protection of interest therein;

(d) all databases, domain names, phone lists, customer lists, customer names, supplier lists, personnel lists, lead lists and any other data or information pertaining to the Acquired Assets or the Business in whatever form or medium;

(e) all assignable rights of the Seller under the (i) contractual obligations described in the attached DisclosureSchedule and (ii) contractual obligations relating to the facilities that any Company services (collectively, the “Contracts”);

(f) all of the rights and valid active marks to the use of the name Bar None and all related names and valid active marks similar thereto;

(g) all prepaid expenses as of the Closing Date;

(h) all intangible personal property of any kind or character, whether evidenced in writing or not, including but not limited to all deferred charges and prepaid expenses, bonds, claims and causes of action (whether fixed or contingent);

(i) all papers, documents, instruments, books and records, files, agreements, books of account and other records by which the Acquired Assets are identified or enforced, or otherwise pertaining to the Acquired Assets (including, without limitation, customer invoices, customer lists, vendor and supplier lists, drafts and other documents and materials relating to customer transactions);

(j) all technical materials and guidelines, brochures, sales literature, promotional materials and other sales materials;

(k) all goodwill associated with the Acquired Assets;

(l) all of the Seller’s rights and interests in all telephone numbers relating to the Acquired Assets and directory listings for the same;

(m) all corporate, financial and computer platform systems related to the Acquired Assets and all source and object codes for custom software programs, and the documentation and training materials related thereto, and all user names and passwords and login data for all systems;

(n) all logos associated with the Acquired Assets; and

(o) all other assets and rights of every kind and nature, real or personal, tangible or intangible, that are owned or claimed by the Seller and that are necessary to, or used by the Seller in connection with, the Acquired Assets.

Notwithstanding the foregoing, nothing in this Agreement shall be construed as an attempt or agreement to assign (i) any Contract that is by its terms non-assignable without the consent of the other party or parties thereto unless such consent shall have been given or (ii) any Contract or claim as to which all the remedies for the enforcement thereof enjoyed by any Seller would not pass to the Buyer as an incident of the assignments provided for by this Agreement. In order, however, that the full value of every Contract and claim of the character described in clauses (i) and (ii) above may be realized by the Buyer, the Seller will (A) continue to promptly seek to obtain written approval for assignment of each such Contract or claim and, failing that, shall, at the request and under the direction of the Buyer, in the name of the Seller or otherwise as the Buyer shall specify, take all action and do or cause to be done all things as shall be reasonably necessary in order that the rights and obligations of the Seller under each such Contract and claim shall be preserved and (B) take such actions as may be necessary to give the Buyer the benefit of such Contract pending its assignment to the Buyer. Notwithstanding any provision in this Section 2.1 to the contrary, the Buyer shall not be deemed to have waived any condition set forth in Section 6.1.5 in respect of any Contract unless and until the Buyer either provides a written waiver in respect of any such Contract in accordance therewith or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

2.2. Excluded Assets. There shall be excluded from the Acquired Assets to be sold and transferred to the Buyer hereunder, all of the Seller’s right, title and interest in and to any assets of the Seller not listed on the attached Disclosure Schedule(collectively, the “Excluded Assets”):

2.3. Liabilities.

2.3.1 Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Buyer is not assuming any Liability of any Seller of whatever nature, whether presently in existence or arising hereafter, except for the Liabilities described in Exhibit B, which Buyer hereby assumes effective as of the Closing, defined below. Except for the Liabilities described in Exhibit B, all such Liabilities shall be retained by and remain Liabilities of the applicable Seller (all such Liabilities not being assumed being herein referred to as the “Excluded Liabilities”). The Excluded Liabilities shall include, without limitation, (i) any Liability of any Seller for or on account of income, transfer, sales, use, state or other Taxes (including transfer, documentary, sales, use stamp, registration, any conveyance fees or recording charges or any other Tax incurred in connection with the Contemplated Transactions), (ii) any Liability of any Seller for the unpaid Taxes of any other Person as a transferee or successor, by contract, or otherwise, (iii) any Liability under any employee benefit plan, (iv) Liability for any Taxes incurred by any Seller relating to or arising out of any period prior to the Closing, (v) any Liability in respect of any Debt of any Seller, (vi) any contingent liabilities, (vii) any Liability of a Company to an Affiliate of a Company or to its stockholders or owners, (viii) any Liabilities of a Company’s Affiliates, (ix) any Company Employee Plan, (x) any Liability relating to compliance with Legal Requirements by a Company, employee Liabilities and breaches of any of the Contracts prior to the Closing, (xi) Liabilities in respect of Seller Transaction Expenses, (xii) the Excluded Assets; and (xiii) Liabilities relating to account receivables relating to the pre-Closing operations of the Business.

2.4. The Closing. The closing of the purchase and sale of the Acquired Assets (the “Closing”) will take place at the offices of Webxu, Inc. at 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, California on the date (the “Closing Date”) following the satisfaction of the conditions set forth in Sections 6.1 and 6.2 which can be satisfied prior to closing, subject to the satisfaction of all conditions on the Closing Date, or such other date as is mutually agreed upon by the Buyer and the Seller.

Purchase Price.

The aggregate consideration to be paid for the purchase and sale of the Acquired Assets will be the sum of Three Million Seven Hundred Fifty Thousand (3,750,000) shares of registered shares of Buyer common stock (the “Purchase Price Shares”). One Million Eight Hundred Seventy-five Thousand (1,875,000) of the Purchase Price Shares (“Escrow Shares”) shall be held in escrow by Seller until Seller’s receipt of (a) a written certificate signed by an executive of Buyer confirming the filing of Buyer’s 2010, 2011 and 2012 federal tax returns and (b) copies of the relevant returns (“Tax Condition”). Upon the satisfaction of the Tax Condition, Buyer shall release the Escrow Shares to Seller. Seller agrees that the Purchase Price Shares (including the Escrow Shares) shall be subject to the terms of the Lock-Up/Leak-Out Agreement by and between Buyer and Seller.

2.5.

2.6. Additional Consideration. After the Closing, Ike Eze and Tuyen Vo will participate in the transition of the Acquired Assets and at the Buyers discretion, may enter into consulting agreements with the Buyer upon mutually agreed upon terms. Should either Ike Eze or Tuyen Vo enter into a consulting agreement with the Buyer, consulting agreement will be appended to this Agreement as an Exhibit. The parties agree that Mr. Eze and Mr. Vo’s consulting services will be provided exclusively in the San Francisco Bay Area. Mr. Eze and Mr. Vo, in connection with their consulting services, will each be granted a minimum of One Hundred Fifty Thousand (150,000) unrestricted Buyer stock options that will vest over 6 months.

2.7. Withholding. Each of the Buyer and the Company (and their paying agent) will be entitled to deduct and withhold, from any amounts payable pursuant to this Agreement any withholding Taxes or other amounts required under the Code or any applicable Legal Requirement to be deducted and withheld. To the extent that any such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.

In order to induce the Buyer to enter into and perform this Agreement and to consummate the Contemplated Transactions, the Seller represents and warrants to the Buyer as of the date hereof and as of the Closing as follows:

3.1. Power and Authorization. The execution, delivery and performance by each Seller of this Agreement and each Ancillary Agreement to which it, he or she is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of Seller and have been duly authorized by all necessary action on the part of such Company. This Agreement and each Ancillary Agreement to which a Seller is (or will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) duly executed and delivered by such Seller and (b) is (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Each Seller has the full power and authority necessary to own and use its Assets and carry on the Business.

3.2. Authorization of Governmental Authorities. Except as disclosed on the attached Disclosure Schedule, no action by (including any authorization, consent or approval), or in respect of, or filing with, or notice to, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by each Seller of this Agreement and each Ancillary Agreement to which it, he or she is (or will be) a party or (b) the consummation of the Contemplated Transactions by each Seller.

3.3. Noncontravention. Except as disclosed on the attached Disclosure Schedule, neither the execution, delivery and performance by each Seller of this Agreement or any Ancillary Agreement to which it, he or she is (or will be) a party nor the consummation of the Contemplated Transactions will: (a) assuming the taking of any action by (including any authorization, consent or approval), or in respect of, or any filing with, any Governmental Authority, in each case, as disclosed on the attached Disclosure Schedule, violate any Legal Requirement applicable or relating to any Seller; (b) result in a breach or violation of, or default under, any contractual obligation of any Seller; (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any contractual obligation of any Seller; (d) result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any Acquired Asset; or (e) result in a breach or violation of, or default under, the organizational documents of any Seller that is not a natural person.

3.4. Encumbrances, etc. Except as disclosed on the attached Disclosure Schedule, there are no Encumbrances on, or other contractual obligations relating to, the ownership or transfer of any Acquired Asset.

3.5. Financial Statements. Seller has delivered to Buyer copies of each of the following: (a) the [consolidated] balance sheet of the Company as of the anticipated Closing Date (respectively, the “Most Recent Balance Sheet,” and the “Most Recent Balance Sheet Date”) and the related audited consolidated statements of income, cash flow and changes in Seller’s equity of the Company for the fiscal year then ended, accompanied by any notes thereto and the report of Sellers Accounting firm (collectively, the “Audited Financials”); and (b) monthly unaudited financial statements of the Company in the form customarily prepared by management for internal use for each complete month from the Most Recent Balance Sheet Date through the date of this Agreement (the “Monthly Financials,” and together with the Audited Financials, collectively the “Financials”).Except as disclosed on the attached Disclosure Schedule, the Financials (including any notes thereto) (a) are complete and correct and were prepared in accordance with the books and records of the Company, (b) have been prepared in accordance with GAAP, consistently applied (subject, in the case of the unaudited Financials, to normal year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse and the absence of notes that, if presented, would not, individually or in the aggregate, be materially adverse) and (c) fairly present the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of the operations of the Company and changes in financial position for the respective periods covered thereby.

3.6. Absence of Undisclosed Liabilities. The Company has no Liabilities except for (a) Liabilities set forth on the face of the Most Recent Balance Sheet and (b) Liabilities incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date (none of which results from, arises out of, or relates to any breach or violation of, or default under, a contractual obligation or Legal Requirement).

3.7. Absence of Certain Developments. Since the Most Recent Balance Sheet Date, the Business has been conducted only in the Ordinary Course of Business and, except for the matters disclosed on the attached Disclosure Schedule (which matters have not had, and are not reasonably likely to have, a Material Adverse Effect):(a) there has been no material loss, destruction, damage or eminent domain taking (in each case, whether or not insured) affecting the Business or any Acquired Asset; (b) the Company has not increased the Compensation payable or paid, whether conditionally or otherwise, to any employee, consultant or agent whose employment will be assumed by Buyer at the Closing; (c) the Company has not made any change in its methods of accounting or accounting practices (including with respect to reserves); (d) the Company has not terminated or closed any Facility, business or operation; (e) the Company has not written up or written down any of the Acquired Assets or revalued its inventory; and (f) no event or circumstance has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.

3.8. Assets. The Company has sole and exclusive, good and marketable title to, or, in the case of property held under a lease or other contractual obligation, a sole and exclusive, enforceable leasehold interest in, or right to use, all of its Assets. Except as disclosed on the attached Disclosure Schedule, none of the Assets is subject to any Encumbrance other than Permitted Encumbrances. The Acquired Assets comprise all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, used in, or necessary to, the conduct of the Business and are adequate to conduct the Business as it is currently conducted.

3.9. Intellectual Property. Except as disclosed on the attached Disclosure Schedule, the Company owns or has the right to use all Company Technology and all Intellectual Property Rights therein without any conflict with, or infringement of, the rights of any third parties. Except for the Technology and Intellectual Property Rights licensed to a Company under the contracts identified on the attached Disclosure Schedule and to the extent provided in such contracts, none of the Company Technology or Company Intellectual Property Rights is in the possession, custody, or control of any third Person other than the Company. Except as disclosed on the attached Disclosure Schedule, the Company has not (a) interfered with, infringed upon, diluted, misappropriated, or violated any Intellectual Property Rights of any Person, (b) received any charge, complaint, claim, demand, or notice alleging interference, infringement, dilution, misappropriation, or violation of the Intellectual Property Rights of any Person (including any invitation to license or request or demand to refrain from using any Intellectual Property Rights of any Person in connection with the conduct of the Business or the use of the Company Technology), or (c) agreed to or has a contractual obligation to indemnify any Person for or against any interference, infringement, dilution, misappropriation, or violation with respect to any Intellectual Property Rights. Except as disclosed on the attached Disclosure Schedule, no Person has interfered with, infringed upon, diluted, misappropriated, or violated any Company Intellectual Property Rights. The attached Disclosure Schedule identifies all patents, patent applications, registered trademarks and copyrights, applications for trademark and copyright registrations, domain names, registered design rights, and other forms of registered Intellectual Property Rights and applications therefor, validly owned by or exclusively licensed to the Company (collectively, the “Company Registrations”). The attached Disclosure Schedule also identifies each trade name, each unregistered trademark, service mark, or trade dress, and each unregistered copyright owned or exclusively licensed by the Company that, in each case, is material to the Business.

3.10. Legal Compliance; Illegal Payments; Permits.

3.10.1 The Company has been duly granted all necessary Permits under applicable Legal Requirements, including all contracts, programs and other arrangements with third party payors, insurers and fiscal intermediaries in which the Company participates. The attached Disclosure Schedule describes each Permit affecting, or relating to, the Acquired Assets, the Equipment or the Business together with the Governmental Authority or other Person responsible for issuing such Permit, the date of issuance for such Permit and, where applicable, the date of expiration. Except as disclosed on the attached Disclosure Schedule, (A) the Permits are valid and in full force and effect, (B) the Company is not in breach or violation of, or default under, any such Permit, and no basis exists which, with notice or lapse of time or both, would constitute any such breach, violation nor default and (C) the Permits will continue to be valid and in full force and effect, on identical terms following the consummation of the Contemplated Transactions.

3.10.2 The Company has not filed, or has been or is required to file, any reports with any Governmental Authority which disclose that it has participated in any of the practices listed in this Section 3.13 or acts giving rise to such practices. The Company has never, nor have any of its employees, Representatives or agents, been debarred or listed on the excluded individuals list maintained by the Office of the Inspector General (“OIG”). The Company has not, and its employees have not, engaged in any conduct which could result in debarment or disqualification by any Governmental Authority, and there are no proceedings pending or threatened that could result in criminal liability, debarment or disqualification by any Governmental Authority.

3.10.3 The Company has timely filed all filings and reports of every kind whatsoever required by applicable Legal Requirements or by written or oral contract or otherwise to have been filed or made with respect to the provision of services by it to third-party payors. There are no claims, Actions, payment reviews, recoupment or other proceedings, or appeals (collectively, “Claims”) pending or threatened, before any Governmental Authority, payor, commission, board or agency or any state department of health or any other state or federal agency with respect to any claims filed or payments received by the Company relating to the Company or program compliance matters, which would adversely affect the Company or the operation or utility of its Business or the consummation of the Contemplated Transactions. For purposes of the foregoing sentence, a Claim or the aggregate set of Claims shall “adversely affect” the Company if it involves a dollar amount which, individually or in the aggregate, exceeds $7,500.

3.10.4 No integrity or validation review nor any Action related to a Company is scheduled, pending or threatened against or affecting a Company or the consummation of the Contemplated Transactions, whether in regard to the Business or otherwise.

3.11.

3.11.1 Enforceability; Breach. Each contractual obligation required to be disclosed on the attached Disclosure Schedule (Real Property), (Intellectual Property), (Contracts) or (Customers and Suppliers) (each, a “Disclosed Contract”) is enforceable against each party to such contractual obligation, and is in full force and effect, and, subject to obtaining any necessary consents disclosed in the attached Disclosure Schedule, will continue to be so enforceable and in full force and effect on identical terms in favor of the Buyer following the consummation of the Contemplated Transactions. The Company has not been nor is currently, and no other party to any Disclosed Contract has been or is currently, in breach or violation of, or default under, or has repudiated any provision of, any Disclosed Contract. The Seller has delivered to the Buyer true, accurate and complete copies of each written Disclosed Contract, in each case, as amended or otherwise modified and in effect. The Seller has delivered to the Buyer a written summary setting forth the terms and conditions of each oral Disclosed Contract.

3.12. Affiliate Transactions. Except for the matters disclosed on the attached Disclosure Schedule, neither the Seller nor any Affiliate of the Seller is an officer, director, employee, consultant, competitor, creditor, debtor, customer, distributor, supplier or vendor of, or is a party to any contractual obligation with, the Company. Except as disclosed on the attached Disclosure Schedule, neither the Seller nor any Affiliate of the Seller owns any Asset used in, or necessary to, the Business.

3.13. Customers and Suppliers. The attached Disclosure Schedule sets forth a list of the Company’s top 10 customers and top 10 suppliers for the fiscal year ended December 31, 2012 (determined based on, in the case of customers, the amount of revenues recognized by the Company and, in the case of suppliers, the dollar amount of payments made by the Company). Except as described on the attached Disclosure Schedule, the Company has not received notice (written or otherwise) that any such customer or supplier plans or has threatened to stop or materially decrease the rate of business done with the Company. In addition, except as described on the attached Disclosure Schedule, the Company has not received notice (written or otherwise) that any customer or customers which, individually or in the aggregate, account for more than 10% of the Company’s annual revenue plans has threatened to stop or materially decrease the rate of business done with the Company. In addition, except as described on the attached Disclosure Schedule, the Company has not received notice (written or otherwise) that any supplier or suppliers which, individually or in the aggregate, account for more than 10% of the dollar amount of payments made by the Company plans has threatened to stop or materially decrease the rate of business done with, or materially increase the prices charged to, the Company. Each agreement relating to such top 10 customers and suppliers is listed on the attached Disclosure Schedule (Contracts).

3.14. Litigation; Governmental Orders. Except as disclosed, during the past five years there have been no Actions pending, or threatened against the Company and there are no facts making the commencement of any such Action reasonably likely. The Company (i) is not the subject of any judgment, decree, injunction or Government Order and (ii) plans to initiate any Action.

3.15. No Brokers. No Company has any Liability of any kind to, or is subject to any claim of, any broker, finder, investment banker or agent in connection with the Contemplated Transactions.

3.16. Disclosure. The representations and warranties contained in this Article 3 and in the certificates furnished by the Company to the Buyer and in the Ancillary Agreements do not contain and will not contain any untrue statement of fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to the Company, as of the date hereof and as of the Closing Date, that as of the date hereof and as of the Closing:

4.1. Organization. The Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2. Power and Authorization. The execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Contemplated Transactions are within the power and authority of the Buyer and have been duly authorized by all necessary action on the part of the Buyer. This Agreement and each Ancillary Agreement to which the Buyer is a party (a) has been duly executed and delivered by the Buyer and (b) is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

4.3. Authorization of Governmental Authorities. Except as disclosed on the attached Disclosure Schedule, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is a party or (b) the consummation of the Contemplated Transactions by the Buyer.

4.4. Noncontravention. Neither the execution, delivery and performance by the Buyer of this Agreement or any Ancillary Agreement to which it is a party nor the consummation of the Contemplated Transactions will: (a) assuming the taking of any action by (including any authorization, consent or approval) or in respect of, or any filing with, any Governmental Authority, in each case, as disclosed on the attached Disclosure Schedule, violate any provision of any Legal Requirement applicable to the Buyer (other than those related to attributes of the Seller); (b) result in a breach or violation of, or default under, any contractual obligation of the Buyer; (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any contractual obligation; or (d) result in a breach or violation of, or default under, the Buyer’s organizational documents.

5. COVENANTS.

5.1. Closing. The Company will take all of the actions and deliver all the various certificates, documents and instruments described in Section 6.1 as being performed or delivered by the Seller.

5.2. Operation of Business. From the date of this Agreement until the Closing Date, the Company will: (a) conduct the Business only in the Ordinary Course of Business; (b) maintain the value of the Business as a going concern; (c) preserve intact its business organization and relationships with third parties (including lessors, licensors, suppliers, distributors and customers) and employees; and (d) consult with the Buyer prior to taking any action or entering into any transaction that may be of strategic importance to the Business. Without limiting the generality of the preceding sentence, without the written consent of the Buyer, the Company will not: (a) take or omit to take any action that would cause the representations and warranties in Article 3 to be untrue at, or as of any time prior to, the Closing Date; and (b) take or omit to take any action which, if taken or omitted to be taken between the Most Recent Balance Sheet Date and the date of this Agreement would have been required to be disclosed on the attached Disclosure Schedule.

5.3. Notices and Consents. The Company will give all notices to, make all filings with and use commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person that are required to be set forth on the attached Disclosure Schedule or as otherwise reasonably requested by the Buyer. Each Seller will give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person that are required to be set forth on the attached Disclosure Schedule or as otherwise reasonably requested by the Buyer.

5.4. Exclusivity. From the date of this Agreement until the Closing, the Company will not directly or indirectly: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of any equity interests in either the Company or any merger, recapitalization, share exchange, sale of substantial Assets (other than sales of inventory in the Ordinary Course of Business) or any similar transaction or alternative to the Contemplated Transactions or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify the Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing (whether solicited or unsolicited).

5.5. Confidentiality. Each Seller hereby agrees with the Buyer that it will not, and that it will cause its Representatives and Affiliates not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of the Buyer, disclose or use, any Confidential Information involving or relating to the Business, the Company or the Contemplated Transactions. Notwithstanding the foregoing, the Buyer, each Seller and each of their respective Representatives and Affiliates may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of and Tax strategies relating to the Contemplated Transactions and all materials of any kind (including opinions or other Tax analyses) that are provided to the Buyer, any Seller and each of their respective Representatives and Affiliates relating to such Tax treatment, Tax strategies and Tax structure, all as contemplated by Treasury Regulation Section 1.6011-4(b)(3)(iii).

5.6. Bar None Operations Post-Closing. From and after the Closing Date, Buyer shall ensure that the Business is operated in accordance with any applicable laws and shall be adequately capitalized. From and after the Closing Date, Buyer hereby assumes and agrees to accept responsibility for all A/P liabilities listed in Exhibit B of this Agreement.

5.7. Further Assurances. Each of the parties hereto agrees to reasonably cooperate with each other in order to consummate the Contemplated Transactions. From and after the Closing Date, upon the request of either the Company or the Buyer, each of the parties hereto will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the Contemplated Transactions.

5.8. No Interference. No Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, supplier, distributor or customer of a Company or other Person with whom a Company has a relationship from maintaining the same relationship with the Buyer after the Closing as it maintained with such Company prior to the Closing. Each Seller will refer all customer inquiries relating to the Acquired Assets to the Buyer from and after the Closing.After the Closing, no Seller will (and they will each cause their Affiliates not to) make any public statement this is intended or could disparage in any manner the Buyer or its Affiliates or any of their respective services, owners, managers, officers or employees.

6. CLOSING DELIVERABLES

6.1. Conditions to the Buyer’s Obligations at Closing. The obligations of the Buyer to consummate the Closing is subject to the fulfillment of each of the following conditions:

6.1.1 Representations and Warranties. The representations and warranties of each Seller contained in this Agreement and in any document, instrument or certificate delivered hereunder (a) that are not qualified by materiality or Material Adverse Effect will be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

6.1.2 Performance. Each Seller will have performed and complied in all material respects, with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing.

6.1.3 Absence of Litigation. No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of any of the Contemplated Transactions. No Action will be pending or threatened which may result in a Government Order (nor will there be any Government Order in effect) (a) which would prevent consummation of any of the Contemplated Transactions, (b) which would result in any of the Contemplated Transactions being rescinded following consummation, (c) which would limit or otherwise adversely affect the right of the Buyer to own the Acquired Assets, or to operate all or any material portion of either the Business or Acquired Assets or (d) would compel the Buyer or any of its Affiliates to dispose of all or any material portion of either the Business or Acquired Assets or the business or assets of the Buyer or any of its Affiliates.

6.1.4 Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are required to consummate the Contemplated Transactions, as required to be disclosed in the attached Disclosure Schedule or as otherwise reasonably requested by the Buyer, will have been obtained or made, in a manner reasonably satisfactory in form and substance to the Buyer, and no such authorization, consent or approval will have been revoked.

6.1.5 Proceedings and Documents. All corporate, limited liability company and other proceedings in connection with the Contemplated Transactions and all documents incident thereto will be reasonably satisfactory in form and substance to the Buyer and its counsel, and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6.1.6 Ancillary Agreements. Each of the Ancillary Agreements will have been executed and delivered to the Buyer by each of the other parties thereto.

6.1.7 No Material Adverse Change. Since the Balance Sheet Date, there will have occurred no events nor will there exist circumstances which singly or in the aggregate have resulted or could reasonably be expected to result in a Material Adverse Effect.

6.2. Conditions of the Company’s Obligations at Closing. The obligations of the Company to consummate the Closing is subject to the fulfillment of each of the following conditions:

6.2.1 Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement and in any document, instrument or certificate delivered hereunder (a) that are not qualified by materiality or Material Adverse Effect will be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

6.2.2 Performance. The Buyer will have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by the Buyer at or prior to the Closing.

6.2.3 Absence of Litigation. No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of any of the Contemplated Transactions. No Action will be pending or threatened in writing which may result in Government Order, nor will there be any Government Order in effect, (a) which would prevent consummation of any of the Contemplated Transactions or (b) which would result in any of the Contemplated Transactions being rescinded following consummation (and no such Government Order will be in effect).

6.2.4 Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are required to consummate the Contemplated Transactions, as disclosed in the attached Disclosure Schedule, will have been obtained or made, in a manner reasonably satisfactory in form and substance to the Seller, and no such authorization, consent or approval will have been revoked.

6.2.5 Proceedings and Documents. All corporate, limited liability company and other proceedings in connection with the Contemplated Transactions and all documents incident thereto will be reasonably satisfactory in form and substance to the Seller and to their counsel, and the Sellers will have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

6.2.6 Ancillary Agreements. Each of the Ancillary Agreements to which the Seller is party will have been executed and delivered to the Seller by each of the other parties thereto.

6.2.7 Purchase Price. The Buyer shall have delivered the Purchase Price.

7.      INDEMNIFICATION.

7.1. Indemnification by the Seller. Subject to the limitations set forth in this Article 7, the Seller will jointly and severally indemnify and hold harmless the Buyer and each of its Affiliates, and the Representatives and Affiliates of each of the foregoing Persons (each, a “Buyer Indemnified Person”), from, against and in respect of any and all Actions, Liabilities, Government Orders, Encumbrances, losses, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), whether or not involving a Third Party Claim (collectively, “Losses”), incurred or suffered by the Buyer Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to: (a) any breach of, or inaccuracy in, any representation or warranty made by the Seller or any of them in this Agreement, any Ancillary Agreement or in any document, Schedule, instrument or certificate delivered pursuant to this Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom); (b) any fraud of the Seller or any breach or violation of any covenant or agreement of the Seller in or pursuant to this Agreement or any Ancillary Agreement; or (c) any Excluded Liability. Seller’s maximum and cumulative indemnification liability to Buyer under this Section 7 shall be limited to One Hundred Fifty Thousand Dollars ($150,000), for all claims, of whatever kind, whenever made. Further, Seller’s obligation to indemnify Buyer under this Section 7 shall terminate and expire six (6) months following the Closing Date.

7.2. Indemnity by the Buyer.Subject to the limitations set forth in this Article 7, the Buyer will indemnify and hold harmless the Seller and the Seller’s respective Affiliates, and the Representatives and Affiliates of each of the foregoing Persons (each, a “Seller Indemnified Person”), from, against and in respect of any and all Losses incurred or suffered by the Seller Indemnified Persons or any of them as a result of, arising out of or relating to, directly or indirectly: (a) any breach of, or inaccuracy in, any representation or warranty made by the Buyer in this Agreement any Ancillary Agreement or in any document, Schedule, instrument or certificate delivered pursuant to this Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom); (b) any breach or violation of any covenant or agreement of the Buyer in or pursuant to this Agreement or any Ancillary Agreement; or (c) any Assumed Liability.

7.3. Third Party Claims.

7.3.1 Notice of Claim. If any third party will notify an Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to an Indemnified Claim against an Indemnifying Party under this Article 7, then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 7, except to the extent such delay actually and materially prejudices the Indemnifying Party.

7.3.2 Assumption of Defense, etc. The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim and will have the right to defend the Indemnified Party against the Third Party Claim so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days that it will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (b) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (c) the Indemnified Party has not been advised by counsel that a conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim, (d) the Third Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement action, (e) settlement of, an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (f) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third Party Claim.

7.3.3 Limitations on Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) results in the full and general release of the Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, from all Liabilities arising or relating to, or in connection with, the Third Party Claim and (c) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party.

7.3.4 Indemnified Party’s Control. If the Indemnifying Party does not deliver the notice contemplated by clause (a) of Section 7.4.2 within 15 days after the Indemnified Party has given notice of the Third Party Claim, or otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith). If such notice is given on a timely basis and the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 7.4.2 is or becomes unsatisfied, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 7.4.4, the Indemnifying Party will (a) reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (b) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article 7.

7.4. Remedies. The rights of each Buyer Indemnified Person and Seller Indemnified Person under this Article 7 are cumulative, and each Buyer Indemnified Person and Seller Indemnified Person, as the case may be, will have the right in any particular circumstance, in its sole discretion, to enforce any provision of this Article 7 without regard to the availability of a remedy under any other provision of this Article 7.

7.5. Purchase Price Adjustment. Any amounts payable pursuant to this Article 7 shall be treated for Tax purposes as an adjustment to the closing purchase price except to the extent otherwise required by any applicable Legal Requirement.

8.      [Intentionally Omitted]

9.      TERMINATION.

9.1. Termination of Agreement. This Agreement may be terminated (the date on which the Agreement is terminated, the “Termination Date”) at any time prior to the Closing:

(a) by mutual written consent of the Buyer and the Seller;

(b) by either the Buyer or the Seller by providing written notice to the other(s) at any time after 30 days from the date of this Agreement if the Closing will not have occurred by reason of the failure of any condition set forth in Section 6.1, in the case of the Buyer, or Section 6.2, in the case of the Seller, to be satisfied (unless such failure is the direct result of one or more breaches or violations of, or inaccuracy in any covenant, agreement, representation or warranty of this Agreement by the Buyer, with respect to Section 6.2, or the Seller, with respect to Section 6.1);

(c) by the Buyer if either (i) there will be a breach of, or inaccuracy in, any representation or warranty of the Seller contained in this Agreement as of the date of this Agreement or as of any subsequent date (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which the Buyer’s right to terminate will arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), or (ii) Seller will have breached or violated in any material respect any of their respective covenants and agreements contained in this Agreement, in each case which breach or violation would give rise, or could reasonably be expected to give rise, to a failure of a condition set forth in Section 6.1 and cannot be or has not been cured within ten Business Days after the Buyer notifies the Companies of such breach or violation; or

(d) by the Seller if either (i) there will be a breach of, or inaccuracy in, any representation or warranty of the Buyer contained in this Agreement as of the date of this Agreement or as of any subsequent date (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which the Seller’s right to terminate will arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), or (ii) the Buyer will have breached or violated in any material respect any of its covenants and agreements contained in this Agreement, in each case which breach or violation would give rise, or could reasonably be expected to give rise, to a failure of the condition set forth in Section 6.2 and cannot be or has not been cured within ten Business Days after the Seller notify the Buyer of such breach or violation.

9.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement – other than the provisions of Section 5.5 (Confidentiality) and Article 10 (Miscellaneous) – will then be null and void and have no further force and effect and all other rights and Liabilities of the parties hereunder will terminate without any Liability of any party to any other party, except for Liabilities arising in respect of breaches under this Agreement by any party on or prior to the Termination Date.

10.    MISCELLANEOUS.

10.1. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided: (a) by hand (in which case, it will be effective upon delivery); (b) by email (in which case, it will be effective upon receipt of confirmation of good transmission); or (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service); in each case, to the address (or email address) listed below:

If to the Buyer:

Webxu, Inc.: 3435 Ocean Park Blvd, Suite 107-282, Santa Monica, CA 90405, Attention Matt Hill, matt@webxu.com

If to the Seller:

Bar None, Inc.: 101 Broadway, Suite 313, Oakland, CA 94607, Attention Ike Eze, ieze@centrro.com

Each of the parties to this Agreement may specify different address or email address by giving notice in accordance with this Section 10.1 to each of the other parties hereto.

10.2. Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party hereto may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that the Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as Buyer is not relieved of any Liability hereunder. Except as expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and assignees, any legal or equitable rights hereunder.

10.3. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

10.4. Entire Agreement. This Agreement together with the Ancillary Agreements and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

10.5. Schedules; Listed Documents, etc. Neither the listing nor description of any item, matter or document in any Schedule hereto nor the furnishing or availability for review of any document will be construed to modify, qualify or disclose an exception to any representation or warranty of any party hereto made herein or in connection herewith, except to the extent that the applicability of such disclosure to such representation or warranty is reasonably apparent on the face of such disclosure.

10.6. Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto. Signatures delivered via e-mail in .pdf format or by facsimile shall be deemed to constitute original signatures for all purposes under this Agreement.

10.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto (i) intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and (ii) upon such determination, will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible so that the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.

10.8. Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

10.9. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

10.10. Governing Law. This Agreement, the negotiation, terms and performance of this Agreement, the rights of the parties under this Agreement, and all Actions arising in whole or in part under or in connection with this Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of California, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

10.11. Jurisdiction; Venue; Service of Process.

10.11.1 Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction and venue of the state courts of the State of California or the United States District Court, in each case located in Los Angeles, California for the purpose of any Action between any of the parties hereto arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement, the Contemplated Transactions or the negotiation, terms or performance hereof or thereof, (b) hereby waives to the extent not prohibited by applicable Legal Requirements, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that venue in any such court is improper, that [its, his or her] property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens or improper venue, that such Action should be transferred or removed to any court other than one of the above-named courts, that such Action should be stayed by reason of the pendency of some other Action in any other court other than one of the above-named courts or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or prosecute any such Action other than before one of the above-named courts. Notwithstanding the previous sentence, a party hereto may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

10.11.2 Service of Process. Each party hereto hereby (a) consents to service of process in any Action between any of the parties hereto arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement, the Contemplated Transactions or the negotiation, terms or performance hereof or thereof, in any manner permitted by California law, (b) agrees that service of process made in accordance with clause (a) or made by overnight delivery by a nationally recognized courier service at its, his or her address specified pursuant to Section 10.1 will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

10.12. Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties hereto agrees that, without posting bond or other undertaking, the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court specified in Section 10.11.1 in addition to any other remedy to which [it, he or she] may be entitled, at law or in equity. Each party hereto further agrees that, in the event of any action for an injunction or specific performance in respect of any such threatened or actual breach or violation, it, he or she shall not assert that a remedy at law would be adequate. In addition, whenever the Buyer is to pay any sum to any other party hereto, any amounts that such party owes to the Buyer or any of its Affiliates may be deducted from that sum before payment and the amount of such sum deducted shall nonetheless be treated as paid to such party hereto.

10.13. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HERETO HEREBY WAIVE, AND COVENANT THAT THEY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT, THE CONTEMPLATED TRANSACTIONS OR THE NEGOTIATION, TERMS OR PERFORMANCE HEREOF OR THEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES HERETO IRREVOCABLY TO WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY PROCEEDING SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

10.14. Acknowledgements.

10.14.1 The parties hereto acknowledge and agree that this Agreement was negotiated in the State of California with the express mutual intent of subjecting all disputes and Actions between any of the parties hereto relating to this Agreement to the exclusive jurisdiction of the State of California as set forth in Section 10.11.1.

10.14.2 The Buyer and the Seller each acknowledgment that they were represented by law firms qualified to practice in, and with offices located in, the State of California.

10.14.3 In order to give effect to the mutual intent of the parties, Seller agrees that it will not, and will cause Seller’s Affiliates not to (i) challenge the validity or enforceability of this Agreement, any Ancillary Agreement, any of the provisions hereof or thereof or (ii) contend that the law of any jurisdiction other than the State of California should govern this Agreement or any Ancillary Agreement.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

THE BUYER:	WEBXU, INC.

By:
Name:
Title:

The Company:	BAR NONE, INC.

By:
Name:
Title:

SIGNATURE PAGE, DISCLOSURE SCHEDULE AND EXHIBITS

TO ASSET PURCHASE AGREEMENT

DISCLOSURE SCHEDULE

ASSETS: List of acquired BarNone assets, include but are not limited only to:

BarNone TM Serial Number 85901894, expired, but application submitted with TEAS for renewal by BarNone, Inc. on 4/11/13, copy included in DD.

BarNone domains:

DOMAIN EXPIRATION STATUS 1800BARNONE.COM 02/24/14 Active 1-800-BARNONE.COM 12/18/13 Active 800BARNONE.COM 02/24/14 Active AUTOCREDITPORTAL.COM 01/29/14 Active AUTOZOOMCREDIT.COM 05/21/14 Active AUTOZOOMDRIVE.COM 07/09/14 Active AUTOZOOMEZ.COM 01/29/14 Active BARNONE.COM 11/29/13 Active BARNONEAUTO.COM 01/17/14 Active BARNONEAUTOLOAN.COM 04/23/13 Active BARNONEAUTOLOAN.NET 04/23/13 Active BARNONECARSDIRECT.COM 03/07/14 Active BARNONECORP.COM 07/07/14 Active BARNONECREDIT.COM 04/23/13 Active BARNONECREDIT.NET 04/23/13 Active BARNONEDENVER.COM 04/14/13 Active BARNONEDRIVE.COM 07/06/14 Active BARNONEEZ.COM 04/23/13 Active BARNONEEZ.NET 04/23/13 Active BARNONEEZLOAN.COM 04/23/13 Active BARNONEEZLOAN.NET 04/23/13 Active BARNONEFINANCE.COM 08/27/13 Active BARNONEINSURANCE.COM 01/17/14 Active BARNONELEADS.COM 10/12/14 Active BARNONEMAIL.COM 11/16/13 Active BARNONEMEDIA.COM 04/23/13 Active BARNONEMEDIA.NET 04/23/13 Active BARNONEMORTGAGE.COM 01/17/14 Active BARNONEONLINE.COM 04/23/13 Active BAR-NONE-ONLINE.COM 04/30/13 Active BARNONEONLINE.NET 04/23/13 Active BAR-NONE-ONLINE.NET 04/30/13 Active BARNONERADIO.COM 07/14/13 Active BARNONERIDE.COM 07/06/14 Active BARNONESALES.COM 12/21/14 Active CALL-CENTER.COM 03/24/14 Active DRIVETIMEDEALER.COM 02/12/14 Active LEADSONTAP.COM 12/09/13 Active NEWCARLEND.COM 06/30/13 Active RADIOCARLOAN.COM 06/30/13 Active RADIOCARLOANS.COM 07/14/13 Active RIDELEND.COM 06/30/13 Active SOCKPUPPETLOANS.COM 06/30/13 Active SPARKYLOAN.COM 06/30/13 Active VEHICLELEND.COM 06/30/13 Active WHEELLOAN.COM 06/30/13 Active WHEELSLOANS.COM 06/30/13 Active XTENDCCS.COM 12/23/13 Active XTENDCCS.NET 12/23/13 Active YOURAUTOCREDIT.COM 10/28/13 Active

BarNone Software Technology Platform including but not limited toDealer Portal, Ping/Post System, Call Center Software, website code (both consumer and internal) and custom software for plugs into various dealer CRMs, servers, with passwords and login to be provided on the closing date,

All BarNone logo and marketing materials included in items 59 of due diligence.

All BarNone affiliate and dealer contracts included in items 56 and 57 of due diligence.

All BarNone customers and vendors included in items 12 and 13 of due diligence.

All BarNone telephone numbers.

BarNone.com website and all content/database content.

All BarNone servers and network equipment at the co-location facility in Fremont, CA

All current active dealer relationships including any outstanding A/R at closing.

All current active wholesale affiliate relationships including any outstanding A/R at closing.

All current vendor relationships including but not limited to call center vendor, hosting company and ad agency.

All past data and records on customers and old dealers.

Ownership stake in the Sock Puppet license, with a cost of $12K per year to partial license the sock puppet for advertising purposes.

SIGNATURE PAGE, DISCLOSURE SCHEDULE AND EXHIBITS

TO ASSET PURCHASE AGREEMENT

ITEMS OF MATERIAL ADVERSE EFFECT: AutoMart Claim

Per Tuyen: There is only one litigation incident since we've owned the company and it is still pending. Last year a dealer of our's in Denver (Automart) owed us some money for services we rendered. They usually paid via credit card and we had a number of different credit cards on file including documentation that gives us authorization to charge those cards for any charges owed. We went ahead and charged the cards for the amounts owed (in excess of $12K-$13K). He then claimed that we stole the money as he never gave us authorization to charge his card. We eventually went to court in Denver where he sued us for civil theft. We countersued that he breached his contract with us by canceling with us before his term was up (off the record we were willing to allow him to cancel without any penalty if he paid his outstanding debt). We won the counter suit which gave us damages of about $80K+ plus attorney fees. He won the civil theft case but for a reduced amount of only $2K-$3K because the judge deemed that the invoices that made up that amount were not yet final and we didn't have to right to charge his card for these invoices. It awarded him treble damages plus attorney fees so that worked out to be about $30K. However, it is still pending because he's filed numerous appeals to the counter suit award and we did not have the funds to continue paying the attorney. It's been in a holding pattern for almost a year now.

We might take some of the funds from the sale of the company and pursue this. Might not. It's not clear whether we would get anything out of it because if we could end up having to pay more legal fees and if he doesn't end up paying us, we come out on the losing end of this. Having the judgement is one thing and enforcing it and actually getting paid is another. He could just declare bankruptcy which just means more legal fees and court time, etc.

I'm assuming in the asset sale you guys don't want to include this. However, if this is something you wish to pursue, we would need to get caught up with our attorney fees. In total we owe her close to $15K or so but she did mention that she would continue with the appeals process if we made some payment - say about $2K-$3K to start.

SIGNATURE PAGE, DISCLOSURE SCHEDULE AND EXHIBITS

TO ASSET PURCHASE AGREEMENT

EXHIBIT A

TUYEN VO CONSULTING AGREEMENT

IKE EZE CONSULTING AGREEMENT

EXHIBIT B

A/P AT CLOSING

SIGNATURE PAGE, DISCLOSURE SCHEDULE AND EXHIBITS

TO ASSET PURCHASE AGREEMENT